Exhibit 5.1

910 LOUISIANA STREET HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

May 13, 2026
Centuri Holdings, Inc.
19820 North 7th Avenue
Suite 120
Phoenix, Arizona 85027
Ladies and Gentlemen:
We have acted as counsel to Centuri Holdings, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to the proposed resale from time to time by one or more securityholders of the Company (the “Selling Securityholders”) of up to 3,488,372 shares of common stock, par value $0.01 per share, of the Company (the “Secondary Securities”).
At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
In our capacity as your counsel in connection with the matter referred to above and as a basis for the opinion hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws” and together with the Certificate of Incorporation, the “Charter Documents”), (iii) the Registration Statement and the Base Prospectus, (iv) the Registration Rights Letter Agreement, dated as of November 11, 2025, by and among the Company and the Selling Securityholders, (v) originals, or copies certified or otherwise identified, of the corporate records of the Company, including certain resolutions of the board of directors of the Company, as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of governmental and public officials and of officers and other representatives of the Company, and (vii) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinion hereinafter expressed.
In giving the opinion set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents

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submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents, and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the representations and warranties in the documents reviewed by us and the certificates, statements or other representations of officers or other representatives of the Company and of government and public officials.
In connection with the opinion set forth herein, we have assumed that:
(a)the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws under the Securities Act and such effectiveness shall not have been terminated or rescinded;
(b)a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Secondary Securities offered thereby; and
(c)all Secondary Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and any applicable Prospectus Supplement.
On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that the Secondary Securities proposed to be sold by the Selling Securityholders have been validly issued, are fully paid and are nonassessable.
The opinion set forth above in this opinion letter is limited in all respects to matters of the General Corporation Law of the State of Delaware, as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.
We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.